Pages where confidential treatment has been
                                requested have the words "Confidential Treatment
                             Requested" typed at the bottom of the page, and the
                         appropriate information has been marked with asterisks.


                                  EXHIBIT 10.4

                       CONSULTING AND EMPLOYMENT AGREEMENT

         THIS CONSULTING AND EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 23rd day of July, 1996, by and between VIASOFT, Inc., a Delaware corporation (the "Company"), and Mark Randall Schonau, an individual ("Executive").

                                   WITNESSETH:

         WHEREAS, the Company desires to retain the services of Executive, and Executive desires to be employed by the Company, following fulfillment of certain commitments to his present employer, on the terms and conditions of this Agreement;

         WHEREAS, the Company desires to receive certain consulting services from Executive prior to the commencement of his employment and Executive and his current employer are willing for Executive to provide such consulting services;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and Executive, intending to be legally bound, hereby agree as follows:

         1. Consulting Services. For a period commencing on the date of this Agreement through the Employment Date defined below (the "Consulting Term"), Executive shall provide to the Company upon request at mutually agreed times consulting services related to finance, accounting, shareholder relations and such other matters as consultant and the Company's Chief Executive Officer ("CEO") shall agree from time to time. Company shall pay Executive a Five Thousand Dollar ($5,000) lump sum payment on the Employment Date for the services to be performed during the Consulting Term.

         2. Employment. Effective on the last to occur of September 15, 1996 or one (1) business day after the effective date of the currently-pending merger between Cycare Systems, Inc. and HBOC of Georgia (the "Employment Date"), the Company shall employ Executive as Vice President of Finance and Administration, Treasurer and Chief Financial Officer of the Company, and Executive accepts such employment and agrees to perform services for the Company, subject always to such resolutions as are established from time to time by the Board of Directors of the Company, for the period and upon the other terms and conditions set forth in this Agreement.

         3. Term of Employment. The term of Executive's employment hereunder shall commence on the Employment Date, and shall continue until this Agreement is terminated by either party, for any reason whatsoever, this being an "at will" employment agreement, provided that Sections 6 and 10 of this Agreement shall govern the amount of any compensation to be paid to Executive upon termination of this Agreement.

         4. Position and Duties.

                  4.1 Service with the Company. Commencing on the Employment Date and thereafter during the term of this Agreement, Executive agrees to perform such executive employment duties as the Company's CEO shall assign to him from time to time, provided such duties are not inconsistent with his position with the Company as described in Section 2 hereof.

                  4.2 No Conflicting Duties. During the term hereof, Executive shall not serve as an officer, director, employee, consultant or advisor to any other business (other than to Executive's current employer, Cycare Systems, Inc., during the Consulting Term) without the prior written consent of the Company's Board of Directors. Executive hereby confirms that he has disclosed this Agreement to his current employer, he is under no contractual commitments inconsistent with his obligations set forth in this Agreement, and that during the term of this Agreement, he will not render or perform services, or enter into any contract to do so, for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement.

         5. Compensation.

                  5.1 Base Salary. As compensation for all services to be rendered by Executive under this Agreement, the Company shall pay to Executive, commencing on the Employment Date, a base annual salary at the rate of One Hundred Sixty Thousand Dollars ($160,000) per year (the "Base Salary"), which shall be paid on a regular basis in accordance with the Company's normal payroll procedures and policies. The amount of the Base Salary shall be subject to periodic review by the Board of Directors or a committee thereof.

         5.2 Bonuses. Executive shall be eligible for an initial bonus for the current fiscal year in accordance with the terms and conditions of the bonus plan attached hereto as Exhibit A; *****************************************
************. If the Company adopts bonus plans for future periods for senior vice-presidential level management of the Company, Executive shall be in the class of employees eligible to participate therein; provided, that all specific bonus awards remain subject to approval of the Board of Directors or a committee thereof.

                  5.3 Stock Options. The Board of Directors of the Company will grant to
                                       2
                       "CONFIDENTIAL TREATMENT REQUESTED"

Executive "nonqualified stock options" to purchase up to seventy thousand (70,000) shares of the Company's common stock at an exercise price of Thirty-one and 75/100 Dollars ($31.75) per share. Such options shall be granted pursuant to the Company's 1994 Equity Incentive Plan (the "Plan") and award agreements in the form attached hereto as Exhibit B setting forth such terms and conditions as the Board deems appropriate, including without limitation vesting conditions and restrictions on transfer of such stock. The vesting conditions shall be as follows: Provided that Executive is an employee of the Company on the applicable vesting date, (i) twenty-five percent (25%) of the option shares shall vest on the first anniversary date of this Agreement and the remaining seventy-five percent (75%) of the option shares shall vest ratably on a quarterly basis over the three (3) years following the first anniversary date of this Agreement so that all shares will have vested on the fourth anniversary date of this Agreement.

                  5.4 Participation in Benefit Plans. Executive shall be included to the extent eligible thereunder in any and all plans of the Company providing general benefits for the Company's employees, including but not limited to insurance, employee stock purchase plan, 401(k) plan, sick days, and holidays. Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. Executive shall also be entitled to three (3) weeks paid vacation per year for his first (1st) thirty-six (36) months of employment with the Company and thereafter, if any member of the senior vice-presidential level management of the Company receives four (4) weeks' paid vacation per year upon attaining a specified tenure, Executive will receive four (4) weeks of paid vacation upon attaining such tenure.

                  5.5 Business Expenses. In accordance with the Company's policies established from time to time, the Company will pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate documentation in accordance with standard Company policies.

                  5.6 Change of Control. In the event the Board of Directors or a committee thereof approves a severance benefit for senior vice-president level management of the Company (other than the Executive Vice-President) that becomes effective in the event of a Change of Control of the Company (as defined in the Plan), Executive shall receive a benefit which is no less than the largest benefit given to any member of such class of management.

         6. Compensation Upon the Termination of Executive's Employment by the Company.

                  6.1 In the event that Executive's employment is terminated pursuant to Section 10.1 (Disability), 10.3 (Cause), or 10.4 (Resignation), then Executive shall be entitled to receive Executive's then current monthly Base Salary through the date his employment is terminated, but no other compensation of any kind or amount.

                  6.2 In the event Executive's employment is terminated pursuant to Section 10.2 (Death), Executive's beneficiary or a beneficiary designated by Executive in writing to the Company, or in the absence of such beneficiary, Executive's estate, shall be entitled to receive Executive's then current monthly Base Salary through the end of the month in which his death occurs, but no other compensation of any kind or amount.

                  6.3 In the event Executive is terminated by the Company pursuant to Section 10.5 (Without Cause) or 10.6 (Good Reason), the Company shall (i) pay to Executive, as a severance allowance, his then current monthly Base Salary for the six (6) month period following the date of termination, (ii) maintain in full force and effect health insurance for the Executive until the first to occur of his attainment of alternative employment or six (6) months following the termination date of his employment hereunder, and (iii) pay no other compensation of any kind or amount. Further, in the event the Board of Directors or a committee thereof approves a severance benefit longer than six
(6) months (other than in the event of a Change of Control) for any member of the senior vice-president level management of the Company (other than the Executive Vice-President), Executive's foregoing severance benefit will be extended to such longer term.

         All payments required to be made by the Company to Executive pursuant to this Section 5 shall be paid in the manner and at the times specified in
Section 4.1 hereof.

         7. Confidentiality and Proprietary Information. Executive shall execute and deliver a Confidentiality and Proprietary Information Agreement in the form of Exhibit C attached hereto on or before the Employment Date (the "Confidentiality Agreement") and agrees that he shall be bound by the terms and conditions set forth in the Confidentiality Agreement during the Consulting Term to the same extent as if he were an employee of the Company. In the event that the Employment Date does not occur, Executive's obligations set forth in the Consulting Agreement shall survive termination of this Agreement in the manner and to the extent set forth therein regarding termination of employment.

         8. Ventures. If, during the term of this Agreement, Executive is engaged in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties, all rights in the project, program or venture shall belong to the Company and shall constitute a corporate opportunity belonging exclusively to the Company. Except as approved by the Company's Board of Directors, Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the salary to be paid to Executive as provided in this Agreement.

         9. Non-Competition; Solicitation of Customers and Solicitation of Employees.

                  9.1 Non-Competition.

                  (a) Executive agrees that, during the period of his employment hereunder and for a period of six (6) months following the termination of his employment with the Company for any reason, he shall not, directly or indirectly, engage in competition with the Company within any state in the United States, or any country, in which the Company is then conducting its business (the "Territory") in any manner or capacity (e.g., as a management consultant, principal, partner, officer, director, stockholder or management employee) in any phase of the Company's business as then being conducted.

                  (b) Ownership by Executive, as a passive investment, of less than 1% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 9.

                  (c) Executive further agrees that, during the term of this Agreement and for six (6) months after its termination, he will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 9 if such activity were carried out by Executive, either directly or indirectly, and in particular Executive agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

                  9.2 Agreement Not to Solicit Customers. Executive agrees that during his employment by the Company hereunder and for the period in which a covenant not to compete is in effect hereunder as to Executive, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any competing business (i) any person or entity whose account with the Company was sold or serviced by the Company during the year preceding the termination of such employment, or (ii) any person or entity whose account with the Company has been directly solicited at least twice by the Company within the eighteen (18) month period prior to the date of termination of employment.

                  9.3 Agreement Not to Solicit Employees. Executive agrees that during his employment by the Company hereunder and for the three (3) year period following the termination of such employment for any reason or no reason, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others solicit, divert or hire away, or attempt to solicit, divert or hire away any person then employed by the Company or then serving as a sales representative or distributor of the Company.

         10. Termination.

                  10.1 Disability. Executive's employment shall terminate upon Executive's becoming totally or permanently disabled for a period of three (3) months or more. For purposes of this Agreement, the term "totally or permanently disabled" or "total or permanent disability" means Executive's inability on account of sickness or accident, whether or not job-related, to engage in regularly or to perform adequately his assigned duties under this Agreement. A reasonable determination by the Board of Directors of the existence of a disability shall be conclusive for all purposes hereunder. In making such determination of disability, the Board of Directors may utilize such advice and consultation as the Board of Directors deems appropriate, but there is no requirement of procedure or formality associated with the making of a determination of disability.

                  10.2  Death  of  Executive.   Executive's   employment   shall
terminate immediately upon the death of Executive.

                  10.3 Termination for Cause. The Company may terminate Executive's employment at any time for "Cause" (as hereinafter defined) immediately upon written notice to Executive. Such written notice shall set forth with reasonable specificity the Company's basis for such termination. As used herein, the term "Cause" shall mean the occurrence of any of the following:

                           (i) Executive's gross and willful misconduct which is
injurious to the Company;

                           (ii) Executive's  engaging in fraudulent or dishonest
conduct with respect to the Company's business or in conduct of a criminal nature or acts of serious moral turpitude that may have an adverse impact on the Company's standing and reputation;

                           (iii)  the  continued  and  unjustified   failure  or
refusal by Executive to perform the duties required of him by this Agreement or to adhere to written Company policy, which failure or refusal shall not be cured within fifteen (15) days following receipt by Executive of written notice from the Company specifying the factors or events constituting such failure or refusal;

                           (iv)  Executive's  use of  drugs  and/or  alcohol  in
violation of then current Company policy; or

                           (v)  Executive's   breach  of  his  obligation  under
Section 4.2 hereof or under the Confidentiality Agreement which, if capable of cure, shall not be cured within fifteen (15) days after written notice thereof to Executive.

                  10.4 Resignation. Executive's employment shall be terminated on the earlier of the date that is three (3) months following the written submission of Executive's resignation to the Board or the earlier date such resignation is accepted by the Company.

                  10.5 Termination Without Cause. The Company may terminate Executive's employment without cause upon written notice to Executive. Termination "without cause" shall mean termination of employment on any basis other than termination of Executive's employment hereunder pursuant to Sections 10.1, 10.2, 10.3, 10.4 or 10.6.

                  10.6 Resignation for Good Reason. Executive's employment shall be terminated on the date he submits written notice to the Board of his resignation for Good Reason. For purposes of this Agreement, Good Reason shall mean the occurrence of any of the following:

                           (i) The  Company's  failure to elect or reelect or to
appoint or reappoint Executive to offices, titles or positions carrying comparable authority, responsibilities, dignity, and importance to that of Executive's offices and positions as of the Employment Date;

                           (ii)  Material  change by the Company in  Executive's
function, duties or responsibilities (including reporting responsibilities) which would cause Executive's position with the Company to become of less dignity, responsibility and importance than those associated with his functions, duties or responsibilities as of the Employment Date;

                           (iii)  Executive's  Base  Salary  is  reduced  by the
Company or there is a material reduction in the benefits that are in effect for the Executive on the Employment Date, and comparable reductions have not been made in salary or benefits of the other members of senior vice-presidential level management of the Company;

                           (iv) Except with  Executive's  prior written consent,
relocation of Executive's principal place of employment to a location outside of Maricopa County, Arizona;

                           (v)  The   failure  by  the  Company  to  obtain  the
assumption by operation of law or otherwise of this Agreement by any entity which is the surviving entity in any merger or other form of corporate reorganization involving the Company or by any entity which acquires all or substantially all of the Company's assets; or

                           (vi) Other  material  breach of this Agreement by the
Company, which breach is not cured within fifteen (15) days after written notice thereof is received by the Company.

                  10.7 Termination prior to Employment Date. Either Executive or the Company may terminate this Agreement upon written notice to the other if the Employment Date shall not have occurred on or before September 30, 1996. Executive may terminate this Agreement upon written notice to the Company prior to the Employment Date if Executive shall determine in good faith that such termination is required to fulfill his fiduciary duties to Cycare Systems, Inc. No compensation of any kind or amount shall be payable by the Company to Executive in the event of termination of this Agreement by either party under this Section 10.7, including the lump sum payment to Executive described under Section 1 above.

                  10.8 Surrender of Records and Property. Upon termination of his employment with the Company, Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company and which relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

         11. Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, (ii) to which the Company may sell or transfer all or substantially all of its assets or
(iii) which controls, is controlled by or is under common control with, the Company, where control means the ownership of 50% or more of the equity investment and of the voting power of an entity. Upon such assignment by the Company, the Company shall obtain the assignees' written agreement enforceable by Executive to assume and perform, from and after the date of such assignment, the terms, conditions, and provisions imposed by this Agreement upon the Company. After any such assignment by the Company and such written agreement by the Assignee, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 11.

         12. Injunctive Relief. Executive agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 7, 9 and
10.8. Accordingly, Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

         13. Dispute Resolution. If there shall be any dispute between the Company and Executive (i) in the event of any termination of Executive's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of employment by Executive, whether Good Reason existed, or (iii) otherwise under any agreement between Company and Executive, the dispute shall be resolved in accordance with the dispute resolution procedures set forth in Exhibit D hereto, the provisions of which are incorporated as a part hereof, and the parties hereto hereby agree that such dispute resolution procedures shall be the exclusive method for resolution of disputes under this Agreement. Notwithstanding anything herein to the contrary, nothing in this Section 13 or Exhibit D shall preclude any party from seeking interim or provisional relief, in the form of a temporary restraining order, preliminary injunction or other interim equitable relief concerning a dispute, either prior to or during any of the negotiations or proceedings provided for herein, if deemed necessary by a party, in its discretion, to protect the interests of such party. Further, this Section 13 shall be specifically enforceable. IT IS EXPRESSLY UNDERSTOOD THAT BY SIGNING THIS AGREEMENT, WHICH INCORPORATES BINDING ARBITRATION, THE COMPANY AND EXECUTIVE AGREE TO WAIVE COURT OR JURY TRIAL AND TO WAIVE PUNITIVE, STATUTORY, CONSEQUENTIAL AND ANY DAMAGES, OTHER THAN COMPENSATORY DAMAGES.

         14. Miscellaneous.

                  14.1 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Arizona.

                  14.2 Prior Agreements. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding with respect to such subject matter, and the parties hereto have made no agreements, inducements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein or in other contemporaneous written agreements.

                  14.3 Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                  14.4 Amendments. No amendment, modification or rescission of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

                  14.5 No Waiver. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                  14.6 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted here from and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

                  14.7   Survival.   Sections  8,  9  and  10.8  shall   survive
termination of this Agreement.



         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first set forth above.

                                         VIASOFT, Inc.


                                         By /s/ Steven D. Whiteman
                                            ------------------------------------
                                         Its President
                                             -----------------------------------

                                         "THE COMPANY"


                                         /s/ Mark R. Schonau
                                         ---------------------------------------
                                         Mark Randall Schonau

                                         "EXECUTIVE"

[VIASOFT LOGO]             FY97 INCENTIVE PLAN

Employee:                  Mark Schonau
--------
Position:                  Vice President, Finance & Administration/CFO
--------
Region:                    Corporate
------
Effective Date:            Date    of  Employment  per Consulting and Employment
--------------             Agreement

Territory or Geographic Scope:
------------------------------

All territories that encompass VIASOFT consolidated.

Incentive Compensation:
-----------------------

1.  Quarterly Company Performance Bonus                          Target:  $*****

A quarterly bonus will be paid if VIASOFT meets or exceeds its Income Before Taxes (IBT) objective for the quarter. If IBT is below plan for the quarter, there will be no bonus paid. Missed quarterly bonuses cannot be recovered in future quarters. Bonuses will be prorated if participation begins within a quarter.

2.  Annual Company Performance Bonus                             Target:  $*****

A bonus will be paid based on taking VIASOFT's annual IBT (Income Before Taxes) attainment and applying it against the budgeted IBT (Profit Attainment Percentage). Bonuses will be paid according to the following table. If IBT is 85% below plan for the year, there will be no bonus paid. Bonuses will be prorated if participation begins within the fiscal year.

         If Profit Attainment Percentage is less than 85%, the bonus is zero.

         If Profit Attainment Percentage is greater than 85% and less than 90%, the bonus is the Profit Attainment Percentage multiplied by (Target Bonus X 0.5).

         If Profit Attainment Percentage is greater than 90% and less than 105%, the bonus is the Profit Attainment Percentage multiplied by the Target Bonus.

         If Profit Attainment Percentage is greater than 105% and less than 130%, the bonus is the Profit Attainment Percentage multiplied by (Target Bonus X 1.25).

         If Profit Attainment Percentage is greater than 130%, the bonus is the Profit Attainment Percentage multiplied by (Target Bonus X 1.5).

Example: IBT performance at 110% will result in a bonus of $ **** (110% X $**** X 1.25).

Resolution:
-----------

Any questions, disputes, or ambiguities that arise hereunder will be conclusively resolved by the President/CEO at his sole discretion. Any required interpretations of this plan will be made by the President/CEO at his sole discretion.

                                    EXHIBIT A
                       "CONFIDENTIAL TREATMENT REQUESTED"

FY97  Vice  President,  Finance  &  Administration/CFO  Incentive  Plan for Mark
Schonau                                                                   Page 2


Payment of Bonuses:
-------------------

Bonuses are earned on the last day of the fiscal quarter, or year, to which they are applicable. The employee must be actively employed as Vice President, Finance & Administration/CFO when the bonus is earned to receive any bonuses.

Quarterly bonuses are paid on the last pay period of the month following the end of the fiscal quarter in which the bonus is earned. For example, a bonus earned at the completion of the first quarter (September 30) would be paid in the last pay period in October. The annual company performance bonus is paid on the first pay period following the completed annual audit.

Not an Employment Agreement:
----------------------------

Nothing in this incentive plan is intended to or does create terms of a contract of employment between any employee and VIASOFT, nor shall anything in this incentive plan restrict the right of VIASOFT to terminate an employee's employment at any time. Employees to whom this incentive plan applies are employed by VIASOFT on an "at-will" basis, and have no guarantee of continued employment for any period of time. VIASOFT may terminate such employees at any time without cause, without reason, and without prior notice.

The terms of this incentive plan only apply during VIASOFT's fiscal year commencing July 1, 1996, and ending June 30, 1997, and shall have no effect whatsoever in any other period. This plan replaces any and all plans in effect prior to July 1, 1996.

In the event of employment termination (voluntary or involuntary) during the stated plan period, the employee will be paid any earned commissions and bonuses in accordance with this plan and applicable state and federal laws. VIASOFT reserves the right to withhold any commission or bonus payments if VIASOFT has not yet received payment by the customer for that sale.

VIASOFT reserves the right to change, amend, or separate any employee from this plan at any time and for any reason, including (without limitation) changes in business conditions, corporate objectives, or an individual's performance. This can be done without prior notice.

No participant will have any right to money accrued through the plan unless and until all terms, provisions, or conditions, as set forth in this plan, have been met.

Employee Acknowledgment and Agreement:
--------------------------------------

I acknowledge that I have received, read, understand and agree to the terms and conditions of this plan.

-------------------------------------------              -----------------------
Mark Schonau                                             DATE

                      NON-QUALIFIED STOCK OPTION AGREEMENT


         VIASOFT, Inc., a Delaware corporation (the "Company"), hereby grants to Mark Randall Schonau (the "Optionee") an Option to purchase a total of seventy thousand (70,000) shares of Common Stock, at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the 1994 Equity Incentive Plan (the "Plan") of the Company.

The Plan and each of its terms and conditions are incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

         1. Nature of the Option. This Option is a Non-Qualified Stock Option within the meaning of the Plan and is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

         2. Exercise Price. The exercise price is $31.75 for each share of Common Stock.

         3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of the Plan as follows:

             (i) Term of Option. Notwithstanding any other provision to the contrary, this Option may not be exercised more than six (6) years from the date of grant of this Option, shall expire automatically at the close of business of the Company on the sixth anniversary of such date of grant and may be exercised during such term only in accordance with the Plan and the terms of this Option.

             (ii) Vesting Schedule. Subject to the terms and conditions of this Agreement and the Plan, twenty-five percent (25%) of the total number of shares subject to this Option shall become exercisable on the first (1st) anniversary of the Effective Date, and cumulatively thereafter, 6.25% of the shares subject to this Option shall become exercisable at the end of each three-month period during the term of this Agreement until all shares subject to this Option have become exercisable on the fourth (4th) anniversary of the Effective Date.

             (iii) Termination. Notwithstanding any other provision of this Agreement to the contrary, this Option shall be subject to the following provisions:

                  (a) If Optionee's employment is terminated due to (i) Disability, (ii) Retirement, or (iii) for any other reason or no reason, Optionee may exercise this Option, only to the extent that this Option would have been exercisable on the Termination Date; provided, that such exercise is made prior to the earlier of (i) the expiration of three (3) months (six (6) months in the case of Disability) after the Termination Date or (ii) the expiration date of the Option set forth in this Agreement. The exercise of this Option after termination of Optionee's employment pursuant to this paragraph (a) shall be subject to the satisfaction of the conditions precedent that (A) the Optionee shall not have breached any agreement with the Company providing for noncompetition or nonsolicitation of employees or customers and (B) the Optionee shall not have conducted himself in a manner adversely affecting the Company in the determination of its Board of Directors.

                  (b) If Optionee dies before this Option expires pursuant to this Agreement, then this Option may be exercised, only to the extent that this Option would have been exercisable on the date of the Optionee's death; provided that such exercise is made prior to the earlier of (i) the first anniversary of Optionee's death or (ii) the expiration date of the Option set forth in this Agreement. Upon Optionee's death, this Option may be exercised by the Participant's legal representative or representatives, to the extent so exercisable.

                  (c) This Option shall terminate to the extent not exercised in accordance with (a) and (b) of this Section 3(iii), if applicable.

                                    EXHIBIT B

             (iv) This Option may not be exercised for a fraction of a share.

             (v) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice shall be made together with payment of the full exercise price in the manner provided herein and in accordance with the terms hereof, shall be signed by Optionee and shall be delivered in person or by certified mail to the President, Secretary or Chief Financial Officer of the Company. No shares will be issued pursuant to the exercise of any Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock market or exchange upon which the Shares may then be listed.

         4. Method of Payment. Payment of the exercise price shall be made (i) by cash or check or (ii) at the discretion of the Committee, by any of the methods set forth in Article 11 of the Plan.

         5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations (Regulation G) as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee. Optionee may not assign any interest in the Option to any person or pledge or hypothecate the Option in any way.

         7. Taxation Upon Exercise of Option. Optionee understands that, upon exercise of this Option, Optionee will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Stock over the exercise price. The Company will be required to withhold tax from Optionee's current compensation with respect to such income; to the extent that Optionee's current compensation is insufficient to satisfy the withholding tax liability, Optionee shall be required to remit the amount of such liability to the Company as a condition of exercise of this Option.

         8. Not an Employment Agreement. Optionee is an employee at will of the Company and may be terminated at any time with or without cause. Nothing in this or any other agreement with the Company shall imply or be construed as a promise or guarantee of continued employment for any period, including without limitation, any period of time required for full vesting or exercise of rights under this Agreement.

         9. Governing Law. The Plan and this Option granted thereunder are governed by, and shall be interpreted according to, the laws of the State of Delaware.

         10. Acceptance of Option. By acceptance of this Option (i) Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that Optionee is familiar with the terms and provisions thereof,
(ii) agrees that this Option represents a binding agreement between Optionee and the Company and accepts this Option subject to all of the terms and provisions of the Plan and this Option, and (iii) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.

         DATE OF GRANT:  July 23, 1996

VIASOFT, INC.                                           ACCEPTED:

_____________________________                           ____________________
Steven D. Whiteman, President                           Mark Randall Schonau
         "Company"                                            "Optionee"

                                CONSENT OF SPOUSE


         I, the undersigned, spouse of Mark Randall Schonau, have read and approve the foregoing Non-Qualified Stock Option agreement. In consideration of the granting of the right to my spouse to purchase shares of Viasoft, Inc. as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of the State of Arizona or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement or otherwise.

         Dated as of July 23, 1996.




                              ______________________________________

                                  VIASOFT, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                  EXERCISE FORM


         I desire to exercise my vested Options to purchase _____ shares of Common Stock at _______ per share, for a total purchase price of $_______, pursuant to my Non-Qualified Stock Option Agreement dated ____________________.

         Enclosed is payment in full by [ ] cash [ ] cashier's check [ ] bank draft [ ] money order [ ] other (describe) _______________.

         I have, or have been given access to, all information necessary for me to make an informed decision as to the advisability of investing in the Company's stock, and I have the skill and experience necessary to make such decision.

         Dated:  _______________.



                  Signature:            _____________________________


                  Print full name:      _____________________________


                  Social Security No.:  _____________________________

                           EMPLOYMENT CONFIDENTIALITY
                           --------------------------
                                       AND
                                       ---
                        PROPRIETARY INFORMATION AGREEMENT
                        ---------------------------------


         This Agreement is entered into today,________________, 1996 between VIASOFT, Inc., a Delaware corporation (together with any subsidiaries, jointly and severally the "Company"), and Mark Randall Schonau ("you") as employee.

         Definitions of many of the capitalized terms contained in this Agreement are provided in section 4 (a) below, and you should refer to them for a full understanding of the provision.

                               General Principles
                               ------------------

         The Company is involved in a highly competitive industry. The success of the Company's business depends upon safeguarding its Proprietary Information. Unless conscientiously safeguarded, the Company's Proprietary Information will lose its unique competitive value to the Company.

         You are about to be employed by the Company. You are about to occupy a position of trust and confidence due to your employment with the Company.

         During your employment with the Company, you will have access to the Company's Proprietary Information, or may develop or may work on the development of Proprietary Information.

         ACCORDINGLY, in consideration of your employment by the Company, the general principles and covenants contained in this Agreement, and other good and valuable consideration the receipt and sufficiency of which you and Company acknowledge, and in recognition of the position of trust and confidence that you will occupy due to your employment with the Company, the parties agree as follows:

         1. Safeguarding Proprietary Information and Other Company Documents and Materials.

                  (a) Ownership; Nondisclosure. All Proprietary Information of the Company received by you is the exclusive property of the Company. During your employment or at any later time, you may not use for your own or other's benefit or purposes, or disclose or communicate to any Person, directly or indirectly, any Proprietary Information of any kind concerning any matters affecting or relating to the Company or its business, EXCEPT as strictly required to carry out the internal business of the Company consistently with its policies, or as expressly authorized in writing in advance on behalf of the Company.

                  (b) Third Parties' Rights. You agree not to use or disclose to the Company, or induce or cause the Company to use, any Proprietary Information belonging to any Person without the prior written consent of that Person. If you use your own Inventions, Trade Secrets or other Proprietary Information, you will automatically confer on the Company the unrestricted right to use freely all of those matters used.

                  (c) Use and Return of Information, Documents and Things. You agree that all information, documents and things (including, but not limited to, printouts, disks, tapes, programs, documentation, reports, records, notes, supplies, equipment, drawings, designs, and all business, product, marketing and sales information) which you make or which come into your possession or control by reason of your employment are the property of the Company. You will not use them in any way except in the regular course of the Company's internal business and consistent with its policies and you will return them to the Company promptly upon any termination of your employment. You will not deliver, reproduce, or in any way allow any information documents or things to be delivered or used by any Person without specific direction or consent of the Company. You will not take or retain originals or copies of any information, documents or things of the Company.
                                    EXHBIIT C

                  (d) Other Obligations. You acknowledge that the Company from time to time may have agreements with other Persons including the U.S. Government, or agencies thereof, which impose obligations or restrictions on the Company regarding Proprietary Information or regarding the confidential nature of their work. You agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of the Company thereunder, including signing such confidentiality agreements as may be required by other Persons as a condition to the Company obtaining or using Proprietary Information.

         2. Best Efforts, Company Policies, Unfair Competition.

                  (a) Best Efforts and Unfair Competition. You agree to devote your full time and best efforts to the interests of the Company. Without prior written consent of the Company, during the period of your employment, you will not engage in other employment or business activity adverse to or competitive with the Company, or which so occupies your attention that it will interfere with the proper performance of your work for the Company. You further agree not to use any Proprietary Information or other property of the Company to compete with the Company during or after employment.

                  (b) Company Policies. You agree to abide by all Company policies, guidelines, rules and regulations, including but not limited to, any policies on Proprietary Information, confidentiality and conflicts of interest, as they are issued and updated from time to time.

                  (c) Customers and Employees. You agree that you shall not for a period of six (6) months immediately following the termination of your employment with the Company for any reason, whether with or without cause, either directly or indirectly; (1) call on, solicit, or take away any of the Customers of the Company either for yourself or for any other Person, or (2) solicit or take away any employees of the Company either for yourself or for any other Person.

         3. Intellectual Property Rights.

                  (a) Assignment. You agree that any Intellectual Property which you conceive, create or reduce to practice while employed by the Company, either alone or with the help of others, belongs to the Company if it (i) is made by use of the Company's property, staff, facilities, or Proprietary Information or on Company time, (ii) relates to the Company's actual or anticipated business, research or development, or (iii) results from, or is suggested by, any work which you perform for the Company, and you hereby assign all right, title and interest in this Intellectual Property to the Company or its nominee. You also agree that the Company has the right (but not the obligation) to patent, copyright, keep as a trade secret or otherwise deal with this Intellectual Property as the Company chooses. You agree to assign to the Company or its nominee all rights which you may possess in any Intellectual Property regardless of where or how created where the Company is required to grant those rights to the United States Government or any of its agencies.

         If any Intellectual Property relating in any manner to the actual or anticipated business, research or development of the Company is disclosed by you to any Person within six (6) months after the end of your employment by the Company, it shall be conclusively presumed that such Intellectual Property was conceived or resulted from developments made during the period of your employment by the Company and you agree that any such Intellectual Property will belong to the Company. You agree that any patent application filed within six
(6) months after termination of your employment shall be conclusively presumed to relate to an Invention made during the term of your employment. All works of authorship which you create under this section 3(a) are intended to be and will be deemed "works for hire" within the copyright laws, meaning that the Company will be the owner of the copyrights.

                  (b) Disclosure. To permit the Company to claim rights to which it may be entitled under this Agreement, you agree to disclose promptly and in writing to the Company, in confidence, all Intellectual Property which you
(alone or with others) conceive, make or create during the course of your employment, whether or not you consider it patentable or otherwise protectable. You agree that this Intellectual Property will be deemed Company Proprietary Information subject to this Agreement for purposes of your nondisclosure obligations under Section 1(a) beginning on the date of its conception or creation. You agree to keep current and complete records concerning all Intellectual Property which you develop (which records shall be Company's property) and to deliver the records to the Company on request.

                  (c) Assistance. You agree, at any time during or after your employment, on request of the Company and at the Company's expense, to execute specific assignments in favor of the Company or its nominee of any of the Intellectual Property covered by this Section 3, and to execute all papers and perform all lawful acts the Company considers necessary for the procurement, protection from infringement, and enforcement of patent or copyrights of the United States and foreign countries or other forms of protection and for the transfer of any interest you may have in such patents, copyrights or other forms of protection to the Company or its nominee. You agree, at any time during your employment or afterwards, on the request of the Company, to execute all documents and assist at the Company's expense in the preservation or exercise of all of the Company's interests arising under this Agreement.

                  (d) Your Rights; Rights of First Refusal. You will retain all rights to any Intellectual Property not belonging to or assignable to the Company under this Section 3; provided, however, that you will offer to the Company a right of first refusal to purchase, license or otherwise acquire rights in your Intellectual Property on the same basis as you offer the bona fide opportunity to any other Person. The Company will have ninety (90) days following receipt (the "Exercise Period") of written notice from you of an opportunity to purchase, license or otherwise acquire rights in any of your Intellectual Property setting forth the terms and conditions of the bona fide offer ("Notice of Offer") in which to give written notice to you of its election to acquire those rights.

                  If the Company fails to exercise this right of first refusal within the Exercise Period, you will be free to sell, license, or otherwise transfer rights to your Intellectual Property to the other Person, but only on the same terms and conditions as set forth in the Notice of Offer; provided, however, if the transfer is not consummated within ninety (90) days from expiration the Exercise Period, then all the terms and conditions of this paragraph will be deemed to apply again to any proposed transfer.

                  (e) Previous Obligations. You hereby represent and warrant that (i) you have no continuing obligations to any Person with respect to assignment of Intellectual Property rights, or not to compete, or not to disclose Intellectual Property or Proprietary Information, and (ii) you do not claim as your own any previous Intellectual Property rights within the scope of this Agreement, except the following:

(If there are any obligations, indicate the nature of the obligations and the other Person's name. If any prior Intellectual Property is claimed as your own, indicate by title or suitable identification. If neither, write "None".)

         You hereby further represent and warrant that you have not disclosed and will not disclose to Company or use in Company's business any Proprietary Information or Intellectual Property belonging to any other Person.

         4. General Provisions.

                  (a) Definitions. For purposes of this Agreement, the following terms have the meanings ascribed to them below.

                           (i)   "Invention"    means   any   new   discoveries,
innovations,   programs,  machines,   manufacturing  methods,  processes,  uses,
apparatuses,   compositions  of  matter,   data  or  designs,  or  improvements,
modifications or additions to any of the same, and is not limited to the definition of an invention contained in the United States patent laws.

                           (ii)  "Trade  Secrets"  means  all  concepts,  ideas,
formulae, patterns, devices or compilations of information used in a company's business which may relate to the development, production, licensing, or sale of the company's goods or services, to the management or administration of the company, or which otherwise give it a competitive advantage, which are not publicly known without restriction and without breach of this Agreement. You will have the burden of proving public knowledge.

                           (iii)  "Intellectual  Property"  means all Inventions
(whether or not patentable), Trade Secrets, works of authorship (whether or not copyrightable), patents, copyrights, trademarks, trade names, ideas or concept, or improvements, modifications or additions to any of the above.

                           (iv) "Proprietary  Information" means all information
treated by a Person as proprietary, whether in tangible or intangible form, and whether or not it is marked as proprietary, including without limitation
Intellectual Property and other property rights, as well as business or technical information such as, for example, methods of doing business, business plans, development plans, product information, profit and loss statements and other financial information and lists of customers, suppliers and employees.

                           (v)  "Person"  means  any  individual,   corporation,
partnership, trust or other association or entity.

                  (b) Not an Employment Agreement. You understand and agree that this is not an employment agreement and does not require the Company to continue to employ you for any period of time. The provisions of this Agreement will survive any termination of your employment for any reason.

                  (c) Remedies. You understand and agree that, if you breach this Agreement, irreparable harm would result to the Company and that money damages would be inadequate to compensate the Company for the breach. Accordingly, you agree that the equitable remedy of injunction will be available to the Company to enforce this Agreement. You will also agree that if you fail to perform any of your agreements in this Agreement, you will indemnify and hold the Company harmless on demand from any claims, damages, losses, or costs (including attorneys' fees) incurred by the Company as a result.

                  (d) Governing Law; Severability and Waiver. You understand and agree that this Agreement will be construed under and governed by the internal laws of the State of Arizona as if you and the Company were residents of the State and the Agreement were entered into and fully performed within Arizona. Where consistent with Arizona law, you understand and agree that this Agreement will be construed so as to avoid and prevent the invalidity or unenforceability of any of its provisions.

         If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement will nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it will nevertheless remain in full force and effect in all other circumstances. The remedies provided in this Agreement will not be deemed exclusive, but will be in addition to all other remedies provided by law or equity. No waiver of any provision of this Agreement or of any rights or obligations of either party under it will be effective unless in writing and signed by the party or parties waiving compliance, and any waiver will be effective only in the specific instance and for the specific purpose stated in the writing.

                  (e) Attorneys' Fees and Costs. If suit is brought (or arbitration instituted) or an attorney is retained by you or Company in any matter arising under or to enforce the terms of this Agreement or to collect any money due hereunder, or to collect money damages for breach hereof, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorney's fees, court costs, costs of investigation and other related expenses incurred in connection therewith.

                  (f) Caption and Gender. The captions in this Agreement are for ease of reference only and have no substantive effect. All references to the masculine gender also include the female gender.

                  (g) Succession. The provisions of this Agreement inure to the benefit of, and are binding on, you, your representatives, successors and assigns and the Company and its successors and assignees.

                  (h) Integration. This Agreement represents the entire agreement between you and Company on its subject matter. All agreements entered into prior hereto are revoked and superseded by this Agreement. No representations, warranties, inducements or oral agreements have been made by you or Company except as expressly set forth herein or in other contemporaneous written agreements. This Agreement may not be changed, modified or rescinded except in writing, signed by you and Company, and any attempt at oral modification of this Agreement shall be void and of no effect.

         IN WITNESS WHEREOF, you and Company have executed this Agreement effective on the date at the top of the first page.

Employee:                                            VIASOFT, Inc.

/s/ Mark R. Schonau                                  By:
--------------------------------------------            ------------------------
                                                     Authorized Officer


July 23, 1996
--------------------------------------               ---------------------------
Date                                                 Date

                                    EXHIBIT D

                          DISPUTE RESOLUTION PROCEDURES
                          -----------------------------

         A. If a controversy should arise which is covered by Section 13, then not later than three (3) months from the date of the event which is the subject of dispute either party may serve on the other a written notice specifying the existence of such controversy and setting forth in reasonably specific detail the grounds thereof ("Notice of Controversy"); provided that, in any event, the other party shall have at least thirty (30) days from and after the date of the Notice of Controversy to serve a written notice of any counterclaim ("Notice of Counterclaim"). The Notice of Counterclaim shall specify the claim or claims in reasonably specific detail. If the Notice of Controversy or the Notice of Counterclaim, as the case may be, is not served within the applicable period, the claim set forth therein will be deemed to have been waived, abandoned and rendered unenforceable.

         B. Following receipt of the Notice of Controversy (or the Notice of Counterclaim, as the case may be), there shall be a three week period during which the parties will make a good faith effort to resolve the dispute through negotiation ("Period of Negotiation"). Neither party shall take any action during the Period of Negotiation to initiate arbitration proceedings.

         C. If the parties should agree during the Period of Negotiation to mediate the dispute, then the period of Negotiation shall be extended by an amount of time to be agreed upon by the parties to permit such mediation. In no event, however, may the Period of Negotiation be extended by more than five weeks or, stated differently, in no event may the Period of Negotiation be extended to encompass more than a total of eight weeks.

         D. If the parties agree to mediate the dispute but are thereafter unable to agree within a week on the format and procedures for the mediation, then the effort to mediate shall cease, and the Period of Negotiation shall terminate four weeks from the Notice of Controversy (or the Notice of Counterclaim, as the case may be).

         E. Following the termination of the Period of Negotiation, the dispute (including the main claim and counterclaim, if any) shall be settled by arbitration, governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et seq. ("FAA") and judgment upon the award may be entered in any court having jurisdiction thereof. The format and procedures of the arbitration are set forth below (referred to below as the "Arbitration Agreement").

         F. A notice of intention to arbitrate ("Notice of Arbitration") shall be served within 45 days of the termination of the Period of Negotiation. If the Notice of Arbitration is not served within this period, the claim set forth in the Notice of Controversy (or the Notice of Counterclaim, as the case may be) will be deemed to have been waived, abandoned and rendered unenforceable.

         G. The arbitration, including the Notice of Arbitration, will be governed by the Commercial Rules of the American Arbitration Association ("AAA") in effect on the date of the Notice of Arbitration, except that the terms of this Arbitration Agreement shall control in the event of any difference or conflict between such Rules and the terms of this Arbitration Agreement.

         H. The arbitrator shall reach a decision on the merits on the basis of applicable legal principals as embodied in the law of the State of Arizona. The arbitration hearing shall take place in Phoenix, Arizona.

         I. There shall be one arbitrator, regardless of the amount in controversy. The arbitrator selected, in order to be eligible to serve, shall be a lawyer in Phoenix, Arizona (i) who has at least twenty (20) years experience specializing in either general commercial litigation or general corporate and commercial matters, and (ii) who has had both training and experience as an arbitrator. In the event the parties cannot agree on a mutually acceptable single arbitrator from the list submitted by the AAA, the AAA shall appoint the arbitrator who shall meet the foregoing criteria.

         J. At the time of appointment and as a condition thereto, the arbitrator will be apprised of the time limitations and other provisions of this Arbitration Agreement and shall indicate such arbitrators agreement to comply with such provisions and time limitations.

         K. During the thirty-day period following appointment of the arbitrator, either party may serve on the other a request for limited numbers of documents directly related to the dispute. Such documents will be produced within seven days of the request.

         L. Following the thirty-day period of document production, there will be a forty-five day period during which limited depositions will be permissible. Neither party will take more than five depositions, and no deposition will exceed three hours of direct testimony.

         M. Disputes as to discovery or prehearing matters of a procedural nature shall be promptly submitted to the arbitrator pursuant to telephone conference call or otherwise. The arbitrator shall make every effort to render a ruling on such interim matters at the time of the hearing (or conference call) or within five business days thereafter.

         N. Following the period of depositions, the arbitration hearing shall promptly commence. The arbitrator will make every effort to commence the hearing within thirty days of the conclusion of the deposition period and, in addition, will make every effort to conduct the hearing on consecutive business days to conclusion.

         O. An award will be rendered, at the latest, within six (6) months of the date of the Notice of Arbitration and within thirty days of the close of the arbitration hearing. The award shall set forth the grounds for the decision (findings of fact and conclusions of law) in reasonably specific detail. The award shall be final and nonappealable except as provided in the FAA and except that a court of competent jurisdiction shall have the power to review whether, as a matter of law, based upon the findings of fact by the arbitrator, the award should be confirmed or should be modified or vacated in order to correct any errors of law made by the arbitrator. Such judicial review shall be limited to issues of law, and the parties agree that the findings of fact made by the arbitrator shall be final and binding on the parties and shall serve as the facts to be relied upon by the court in determining the extent to which the award should be confirmed, modified or vacated.

         The award may only be made for compensatory damages, and if any other damages (whether exemplary, punitive, consequential, statutory or other) are included, the award shall be vacated and remanded, or modified or corrected, as appropriate to promote this damage limitation.

         P. All negotiations and proceedings pursuant to this Exhibit D and information disclosed therein shall constitute confidential information of each party, and shall be subject to the protections afforded in the Confidentiality Agreement. All arbitrators and mediators shall agree in writing, prior to the start of any mediation or arbitration, to keep any such confidential information confidential under terms substantially similar to the obligations set forth in the Confidentiality Agreement.